Exhibit 5.1

                                ROSE LAW FIRM
                          a Professional Association
                                  Attorneys
                            120 East Fourth Street
                         Little Rock, Arkansas 72201-2893
                            Telephone:  (501) 375-9191
                           Telecopier:  (501) 375-1309

                                June 17, 1994



ALLTEL Corporation
One Allied Drive
Little Rock, AR 72203

         Re: ALLTEL Corporation Form S-8 Registration Statement for stock offered pursuant to the ALLTEL Corporation 1994 Stock Option Plan for Nonemployee Directors

Gentlemen:

         We have acted as counsel for ALLTEL Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of the Company's Common Stock, $1.00 par value, to be issued pursuant to the referenced Plan.

         It is our opinion that the Common Stock has been duly and validly authorized by the Company and, when issued, and when the certificates representing shares are duly executed and delivered to holders, will be validly and legally issued, fully paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the use of this opinion as an exhibit to the referenced Registration Statement.

                                                    Very truly yours,

                                                    ROSE LAW FIRM, a
                                                    Professional Association


                                                    By:  /s/ Richard N. Massey
                                                             Richard N. Massey

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